Exhibit 99.1

Amarin Reports Second Quarter 2025 Financial Results

-- European Partnership with Recordati Established to Maximize VAZKEPA® in Europe; Global Corporate Restructuring Implemented with Anticipated $70 Million in Operating Expense Savings Over Next 12 Months --

-- Q2 2025 Financial Performance Reflects Incremental Progress for VASCEPA®/VAZKEPA® in Ex-U.S. Markets, and Continued Stability in U.S. Market --

-- Cash Position Sufficient to Fund Company’s Future Growth Path --

DUBLIN, Ireland and BRIDGEWATER, N.J., July 30, 2025 -- Amarin Corporation plc (NASDAQ: AMRN) today announced financial and operational results for the second quarter of 2025.

“The strategic actions taken in the second quarter – our partnership with Recordati to accelerate VAZKEPA® commercialization in Europe and the associated global restructuring to reduce operating expenses and cash burn for the future – are significant steps to increase value for shareholders,” said Aaron Berg, President & CEO, Amarin. “Operationally, our second quarter results reflect important progress in advancing the growth and impact of VASCEPA®/VAZKEPA® (icosapent ethyl) globally as well as our continued focus on operational efficiency and balance sheet management.

The steps we have taken, combined with our performance during the quarter, position the Company for future growth, powered by our key strengths: VASCEPA/VAZKEPA, a product with proven science and significant growth potential globally; a global business with multiple efficient revenue streams; and significant financial assets, including nearly $300 million in cash and no debt. We continue to be committed to generating value from these assets and, at the same time, pursuing potential additional strategic opportunities. We are excited about the potential for this next chapter of the Amarin story and look forward to reporting on our continued progress in the future.”

Recent Strategic Actions

European Partnership with Recordati

In June, the Company announced the signing of an exclusive long-term license and supply agreement with Recordati S.p.A. to commercialize VAZKEPA® across 59 countries, focused in Europe. This strategic partnership agreement is a significant shift for the Company and builds on the substantial regulatory, pricing and reimbursement and early launch progress made by the Amarin team for VAZKEPA in Europe. With this transaction, Recordati and its experienced cardiovascular organization are well positioned to accelerate the breadth and pace of adoption of VAZKEPA for patients at risk of a cardiovascular event across this large market opportunity. Since establishing the partnership, both parties have been focused on a smooth and speedy commercial transition, which is expected to be largely completed by the end of 2025.

Global Restructuring

In direct response to establishing the European partnership with Recordati, the Company immediately initiated a global restructuring to drive an estimated $70 million in cost savings over the next 12 months in pursuit of further right-sizing the Company’s go-forward operating footprint. The vast majority of the anticipated cost savings are expected to be realized from the elimination of commercial roles in the Company’s European operations.

Q2 2025 Financial Highlights

($ in millions)	Q2 2025	Q2 2024	% Change
Total Net Revenue	$72.7	$67.5	8%
Operating Expenses[1]	$43.6	$43.3	1%
Operating Loss	$16.0	$0.5	*
Net (Loss) Income	$14.1	$1.5	*
Cash	$298.7

1 Excludes restructuring charge of $22.8 million related to the June 2025 corporate restructuring.
* % Change is greater than +/- 100%

Commenting on the quarter and current state of the business, Peter Fishman, Amarin’s Chief Financial Officer said, “We are encouraged by our performance in the quarter, which reflects our ongoing disciplined management of the business, the early-stage success of our partners, and the challenges and opportunities we face every day. Looking ahead, and as a result of the recent steps we’ve taken, we expect accelerated in-market demand in Europe and decreased operating expenses to a level appropriate for our partnership-dominant business model, as well as, in the short term, slowing the cash decline experienced in previous periods. We are now on an accelerated path to achieving positive free cash flow in the future."

Q2 2025 Financial Performance

Revenues

($ in millions)	Q2 2025	Q2 2024	% Change
Product Revenue, net:
U.S.	$36.5	$43.8	-17%
Europe	$6.6	$3.5	85%
Rest-of-World (RoW)	$3.5	$0.2	*
Total Product Revenue, net	$46.6	$47.5	-2%
Licensing & Royalties	$26.1	$20.0	31%
Total Net Revenue	$72.7	$67.5	8%

* % Change is greater than +/- 100%

Total Net Revenue: For Q2 2025, total net revenue increased $5.3 million, or 8%, compared with Q2 2024. The increase was primarily due to the up-front payment associated with licensing the European business to Recordati.

Net Product Revenue: For Q2 2025, net product revenue decreased by $0.9 million, or 2%, compared with Q2 2024. The decrease was primarily due to reduced U.S. sales, offset almost entirely by increased demand in Europe and RoW markets.

Additional insight is as follows:

•
U.S.: All major exclusive accounts were retained through the end of the quarter and represent the vast majority of all the sales in this market segment.
•
Europe: While the pace of commercialization remains steady yet comparatively early relative to the overall market opportunity, in-market demand continued to grow in every launch market, with revenues primarily driven by Spain and the UK, consistent with prior quarters. The European partnership with Recordati is expected to accelerate growth for VAZKEPA across the market.
•
Rest of World (RoW): The pace of commercialization continues to gain momentum, evidenced by all partners across RoW markets experiencing increased in-market demand driven by a strategic focus on high-risk patients across many of these markets, while ongoing regulatory and market access efforts continued to advance across Southeast Asia.

Licensing and Royalty Revenue: For Q2 2025, licensing and royalty revenue increased $6.1 million, or 31%, compared with Q2 2024. The increase was primarily due to recognition of the upfront payment as part of the European licensing and supply agreement with Recordati as well as increased royalty revenues from our partners’ in-market sales. The current period increases were offset by milestone payments related to obtaining cardiovascular risk reduction (CVRR) approval in China and full recognition of previously received partnership milestones.

Operating Expenses1

($ in millions)	Q2 2025	Q2 2024	% Change
COGS	$22.4	$24.7	-9%
SG&A	$38.7	$38.5	0%
R&D	$4.9	$4.7	4%
Restructuring	$22.8	--	*

* % Change is greater than +/- 100%

1 Excluding $22.8 million of restructuring charges, Q2 2025 total operating expenses were $43.6 million.

COGS: For Q2 2025, cost of goods sold decreased $2.3 million, or 9%, compared with Q2 2024. The decrease was primarily due to lower sales volumes during the quarter. Q2 2025 gross margin was $50.4 million, or 52%, versus $42.8 million or 48% for Q2 2024.

SG&A: For Q2 2025, selling general and administrative expense increased $0.1 million, essentially flat compared with Q2 2024, reflecting continued disciplined management of spending commitments and priorities.

R&D: For Q2 2025, research and development expense increased $0.2 million, or 4%, compared with Q2 2024. The increase was primarily due to ongoing data generation and medical affairs efforts to support regulatory processes.

Restructuring: In Q2 2025, the Company recognized $22.8 million in restructuring charges related to the global reorganization immediately initiated in conjunction with the June 2025 announcement of the licensing agreement with Recordati.

Overall, the Company will maintain adequate operating expense levels necessary to support the global VASCEPA/VAZKEPA brand and its partners, including expenses for medical affairs, research and regulatory requirements and other product-specific costs, as well as public company related costs.

Additional Financial Information

Net (Loss) Income: For Q2 2025, the Company reported a net loss of $14.1 million, or $0.03 loss per share, compared with net income of $1.5 million, or $0.00 earnings per share for Q2 2024.

Cash: As of the end of Q2 2025, the Company reported aggregate cash and investments of $298.7 million.

Debt: As of the end of Q2 2025, the Company remained debt free.

Maximizing Shareholder Value

The Board and management, with the assistance of Barclays as our exclusive financial advisor, will continue to explore potential strategic actions to maximize value for shareholders.

Second Quarter 2025 Earnings Conference Call and Webcast Information

Amarin will host a conference call on July 30, 2025, at 8:00 a.m. ET to discuss this information. The conference call can be accessed on the investor relations section of the Company's website at www.amarincorp.com, or via telephone by dialing

877-545-0523 within the United States, 973-528-0016 from outside the United States, and referencing conference ID 769869. A replay of the call will be made available for a period of two weeks following the conference call. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 52699. A replay of the call will also be available through the Company's website shortly after the call.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty-five million times. In addition to the United States, VASCEPA is approved and sold in Canada, China, Australia, Lebanon, the United Arab Emirates, Saudi Arabia, Qatar, Bahrain, and Kuwait. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in Great Britain (applying to England, Scotland and Wales). VAZKEPA (icosapent ethyl) is currently approved and sold in Europe in Sweden, Finland, England/Wales, Spain, Netherlands, Scotland, Greece, Portugal, Italy, Denmark and Austria.

United States
Indications and Limitation of Use

VASCEPA is indicated:

•
As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and
o
established cardiovascular disease or
o
diabetes mellitus and two or more additional risk factors for cardiovascular disease.
•
As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•
VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.

•
VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
•
It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
•
VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
•
Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
•
Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
•
Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
•
Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.ema.europa.eu/en/documents/product-information/vazkepa-epar-product-information_en.pdf

Globally, prescribing information varies; refer to the individual country product label for complete information.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net (loss) income was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense, restructuring expense and other one-time expenses. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2024 and the potential impact and outlook for achievements in 2025 and beyond; Amarin’s 2025 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; expectations regarding potential strategic collaboration and licensing agreements with third parties, including our ability to attract additional collaborators, as well as our plans and strategies for entering into potential strategic collaboration and licensing agreements and the overall potential and future success of VASCEPA/VAZKEPA and Amarin that are based on the beliefs and assumptions and information currently available to Amarin. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s quarterly report on Form 10-Q for the period ending June 30, 2025 and annual report on Form 10-K for the fiscal year ended 2024. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate. Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (www.amarincorp.com/investor-relations), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcastswww.amarincorp.com/investor-relations), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited

	June 30, 2025	December 31, 2024
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$147,877	$121,038
Restricted cash	300	300
Short-term investments	150,827	173,182
Accounts receivable, net	119,130	122,279
Inventory	171,244	166,048
Prepaid and other current assets	17,441	12,552
Total current assets	606,819	595,399
Property, plant and equipment, net	14	16
Long-term inventory	39,586	64,740
Operating lease right-of-use asset	7,640	7,592
Other long-term assets	1,135	1,213
Intangible asset, net	14,932	16,389
TOTAL ASSETS	$670,126	$685,349
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$44,711	$40,366
Accrued expenses and other current liabilities	141,235	139,583
Total current liabilities	185,946	179,949
Long-Term Liabilities:
Long-term operating lease liability	7,338	7,723
Other long-term liabilities	11,918	11,501
Total liabilities	205,202	199,173
Stockholders’ Equity:
Common stock	309,421	305,298
Additional paid-in capital	1,920,993	1,914,750
Treasury stock	(67,108)	(65,326)
Accumulated deficit	(1,698,382)	(1,668,546)
Total stockholders’ equity	464,924	486,176
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$670,126	$685,349

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2025	2024	2025	2024
Product revenue, net	$46,617	$47,514	$87,652	$102,670
Licensing and royalty revenue	26,124	19,977	27,105	21,340
Total revenue, net	72,741	67,491	114,757	124,010
Less: Cost of goods sold	22,379	24,722	39,266	49,337
Less: Cost of goods sold - restructuring inventory	—	—	—	—
Gross margin	50,362	42,769	75,491	74,673
Operating expenses:
Selling, general and administrative (1)	38,673	38,547	75,247	78,436
Research and development (1)	4,915	4,746	10,227	10,344
Restructuring	22,759	—	22,759	—
Total operating expenses	66,347	43,293	108,233	88,780
Operating loss	(15,985)	(524)	(32,742)	(14,107)
Interest income, net	2,620	3,271	5,493	6,654
Other (expense) income, net	(85)	145	168	1,689
(Loss) income from operations before taxes	(13,450)	2,892	(27,081)	(5,764)
Provision for income taxes	(689)	(1,370)	(2,755)	(2,667)
Net (loss) income	$(14,139)	$1,522	$(29,836)	$(8,431)
(Loss) earnings per Ordinary Share:
Basic	$(0.03)	$0.00	$(0.07)	$(0.02)
Diluted	$(0.03)	$0.00	$(0.07)	$(0.02)
Weighted average Ordinary Shares:
Basic	414,477	410,851	414,008	410,565
Diluted	414,477	411,395	414,008	410,565

(1) - Excluding non-cash stock-based compensation, selling, general and administrative expenses were $35,802 and $35,019 for the three months ended June 30, 2025 and 2024, respectively, and research and development expenses were $4,321 and $3,887, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2025	2024	2025	2024
Net loss for EPS[1] - GAAP	(14,139)	1,522	(29,836)	(8,431)
Stock-based compensation expense	4,327	4,643	10,366	12,034
ADS Ratio Change Fees	—	—	2,015	—
Licensing Agreement Fees	5,038	—	5,038	—
Restructuring	22,759	—	22,759	—
Net income for EPS[1] - non-GAAP	$17,985	$6,165	$10,342	$3,603

[1]basic and diluted

Earnings per Ordinary Share:
Basic - non-GAAP	$0.04	$0.02	$0.02	$0.01
Diluted - non-GAAP	$0.04	$0.01	$0.02	$0.01

Earnings per ADS:
Basic - non-GAAP	$0.87	$0.30	$0.50	$0.18
Diluted - non-GAAP	$0.87	$0.30	$0.50	$0.18

Weighted average Ordinary Shares:
Basic	414,477	410,851	414,008	410,565
Diluted	415,028	411,395	414,542	411,110